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                 DEAN WITTER/SEARS TAX-FREE DAILY INCOME TRUST

                                 April 29, 1987

Dean Witter Tax-Exempt Securities Trust
One World Trade Center
New York, New York 10048

Dear Sirs:

     With respect to Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (File No. 2-67087) (the "Registration Statement") filed with the Securities and Exchange Commission by Dean Witter/Sears Tax-Free Daily Income Trust, a Massachusetts business trust (the "Trust"), as successor to Dean Witter/Sears Tax-Free Daily Income Fund, Inc., for the purpose of registering under the Securities Act of 1933, as amended, an indefinite number of shares of beneficial interest of $0.01 par value of the Trust (the "Shares"), I, as your counsel, have examined such Trust records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and on the basis of such examination and review, I advise you that, in my opinion, proper trust proceedings have been taken by the Trust so that the Shares have been validly authorized; and when the shares have been issued and sold in accordance with the terms of the Prospectus and Statement of Additional Information contained in the aforesaid Post-Effective Amendment, the Shares will be validly issued, fully paid and non-assessable.

     As to matters of Massachusetts law contained in the forgoing opinion, I have relied upon the opinion of Gaston Snow & Ely Bartlett, dated the date hereof.

     I hereby consent to the filing of this opinion as an exhibit to the aforesaid Post-Effective Amendment and to the reference to me under the caption "Legal Counsel" in the Statement of Additional Information forming a part of the aforesaid Post-Effective Amendment. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Sheldon Curtis
                                                 Sheldon Curtis
                                                 General Counsel